UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2014

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Franklin Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 887-5000

Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Media General, Inc. (“Media General”) is filing this Current Report on Form 8-K for the purpose of presenting New Young Broadcasting Holding Co., Inc.’s (“Young”) Business description, selected financial data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements, as well as risk factors, pro forma financial statements and information regarding management, in connection with the consummation on November 12, 2013 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 5, 2013, as amended (the “Merger Agreement”), by and among Media General, Young, General Merger Sub 1, Inc., General Merger Sub 2, Inc. and General Merger Sub 3, LLC. The Merger Agreement provides for a business combination of Media General and Young.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

99.1	Business of Young
99.2	Young Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Index to Consolidated Financial Statements of Young

99.4	Pro Forma Condensed Combined Financial Statements of Media General as of September 30, 2013, for the nine-months ended September 30, 2013 and for the year ended December 31, 2012

99.5	Selected Historical Consolidated Financial Data of Young

99.6	Risk Factors

99.7	Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2014	MEDIA GENERAL, INC.

	By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Business of Young
99.2	Young Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Index to Consolidated Financial Statements of Young

99.4	Pro Forma Condensed Combined Financial Statements of Media General as of September 30, 2013, for the nine-months ended September 30, 2013 and for the year ended December 31, 2012

99.5	Selected Historical Consolidated Financial Data of Young

99.6	Risk Factors

99.7	Directors and Executive Officers

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